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                                                                    Exhibit 21.1

                        WALKER INTERACTIVE SYSTEMS, INC.
                                    FORM 10-K
                                  SUBSIDIARIES


        Walker Interactive Products International, Inc.    United States
        Elevon International Limited                      United Kingdom
        Elevon Limited                                    United Kingdom
        Global Business Consulting Solutions, Ltd.        United Kingdom
        Global Business Solutions Holdings, Inc.           United States
        Global Business Consulting Solutions, Inc.         United States
        RareVision, Inc.                                   United States
        Walker Interactive Systems Pty. Limited                Australia
        Walker Interactive (Singapore) Pte. Limited            Singapore
        Walker Interactive Systems (Hong Kong) Limited         Hong Kong
        Walker Canada, Inc.                                       Canada